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                                                                      EXHIBIT 21

                                 SUBSIDIARIES OF
                         STANDARD MANAGEMENT CORPORATION

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
                                                                                            STATE OR
                                                                 PERCENTAGE                 COUNTRY
                                                                    OF                      IN WHICH
                 NAME OF SUBSIDIARY                             OUTSTANDING                 ORGANIZED
Standard Life Insurance Company of Indiana..............            100%                    Indiana
Dixie National Life Insurance Company...................           99.5%                  Mississippi
Standard Marketing Corporation..........................            100%                    Indiana
Premier Marketing, Limited..............................            100%                    Bermuda
Standard Administrative Services, Inc...................            100%                    Indiana
Standard Management International S.ar.l................            100%                   Luxembourg
Premier Life (Bermuda) Limited..........................            100%                    Bermuda
Standard Development, LLC...............................            100%                    Indiana
Savers Marketing Corporation............................            100%                 North Carolina
Standard Management Financial Corporation...............            100%                    Delaware
U. S. Health Services Corporation.......................            100%                    Delaware
HomeMed Channel, Inc....................................            100%                    Indiana
PCA, LLC................................................            100%                    Indiana